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                                                            EXHIBIT NO. 99.1(d)

                                    FORM OF

                         MFS GOVERNMENT SECURITIES FUND

                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Government Securities Fund, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

1. The additional class of Shares is designated "Class R2 Shares";

2. Class R2 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3. The purchase price of Class R2 Shares, the method of determination of the net asset value of Class R2 Shares, the price, terms and manner of redemption of Class R2 Shares, and relative dividend rights of holders of Class R2 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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                             CORRECTION OF DEFECTS

         Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Government Securities Fund, the following defects are corrected:

1. On April 18, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of the MFS Government Securities Fund to create "Class 529A Shares, Class 529B Shares and Class 529C Shares."

2. The reference to Section 6.9 in this filing was a typographical error.

3. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

4. On October 24, 2002, a Certificate of Amendment to the Declaration was filed with the Secretary of the Commonwealth Corporations Division which divided the shares of the MFS Government Securities Fund to create "Class R Shares."

5. The reference to Section 6.9 in this filing was a typographical error.

6. This typographical error is hereby corrected to replace the reference to "Section 6.9" with a reference to "Sections 6.10 and 9.3."

                            REDESIGNATION OF SERIES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Government Securities Fund (the "Trust"), the Trustees of the Trust hereby redesignate all existing Class R Shares (as defined in the Declaration) as follows:

1. The shares previously designated as Class R shares shall be redesignated as Class R1 shares.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this _____th day of ___________, 2003 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


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John W. Ballen                              Lawrence T. Perera
8 Orchard Road                              18 Marlborough Street
Southborough MA  01772                      Boston MA  02116


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Lawrence H. Cohn                            William J. Poorvu
45 Singletree Road                          975 Memorial Drive  Apt. 710
Chestnut Hill MA  02467                     Cambridge MA  02138


----------------------------------          ----------------------------------
William R. Gutow                            Jeffrey L. Shames
3 Rue Dulac                                 38 Lake Avenue
Dallas TX  75230                            Newton MA  02459


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J. Atwood Ives                              J. Dale Sherratt
17 West Cedar Street                        86 Farm Road
Boston MA  02108                            Sherborn MA  01770


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Abby M. O'Neill                             Elaine R. Smith
200 Sunset Road                             75 Scotch Pine Road
Oyster Bay NY  11771                        Weston MA  02493


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Kevin R. Parke                              Ward Smith
33 Liberty Street                           36080 Shaker Blvd.
Concord MA  01742                           Hunting Valley OH  44022